EX-99.23.j

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our report dated January 22, 2004 for ACM Convertible Securities Fund (the "Fund") in this Post-Effective Amendment #16 to the Unified Series Trust's Registration Statement on Form N-1A (file No. 333-100654), including the reference to our firm under the heading "Financial Highlights" in each Fund's Prospectus.

            /s/
McCurdy & Associates CPA's, Inc.

Westlake, Ohio
March 1, 2004